Exhibit 99.1

The Honest Company Reports Third Quarter 2026 Results

Underlying Business Momentum Drives Strong Third Quarter Performance
Announces New $30 Million Share Repurchase Authorization
Raises Full Year 2026 Financial Outlook

LOS ANGELES, Calif. – November 5, 2026 – The Honest Company (Nasdaq: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products for everyone from babies to adults, today reported financial results for its third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights Compared to Prior Year Period:
•Revenue of $84.6 million decreased 8.6%; Organic Revenue(1) increased 9.2%
•Gross margin of 45.0% increased 770 bps; Underlying Adjusted Gross Margin(1) of 48.9% increased 1,160 bps
•Net income was $91.3 million(2); Underlying Adjusted Net Income(1) of $3.1 million increased $2.3 million
•Underlying Adjusted EBITDA(1) was $6.3 million; Underlying Adjusted EBITDA Margin(1) of 7.9% increased 300 bps
•Cash and cash equivalents of $103.0 million increased $31.5 million

"Our third quarter results demonstrate what a modern personal care company can deliver when the brand, the portfolio, and the P&L are pointed in the same direction," said Carla Vernón, Chief Executive Officer. “We achieved over 9% Organic Revenue growth and a record Underlying Adjusted Gross Margin of 49%. As a result of our year-to-date performance and a strong roadmap ahead, we are once again raising our full-year outlook. Given our notable margin progress, we are building on our current investments to continue driving brand scale across baby, big kid, and adult households. With a clear strategic vision, a strong financial foundation, and the continued executional discipline of our Honest team, we believe Honest is well positioned to be the most iconic personal care brand of this generation.”

Share Repurchase Program
On October 30, 2026, the Company’s Board of Directors approved a new share repurchase program for up to $30 million of its outstanding common stock. As of August 6, 2026, the Company had completed its prior $25 million share repurchase program.

Under the program, share repurchases may be made at the Company’s discretion from time to time in open market or privately negotiated transactions, or by other means, including through Rule 10b5-1 trading plans. The timing and number of shares repurchased under the new program will depend on a variety of factors, including, without limitation, stock price, trading volume, and general business and market conditions. The share repurchase program does not obligate the Company to purchase any shares, has no expiration date and may be modified, suspended or terminated at any time. The Company expects to fund repurchases with a combination of existing cash and cash equivalents and cash flows from operations.

Third Quarter Results
(All comparisons are versus the third quarter of 2025)

	For the three months ended September 30,
	2026	2025	Change
(In thousands, except percentages)
Revenue	$84,613	$92,571	(8.6)%
Organic Revenue(1)	$79,270	$72,577	9.2%

Gross margin	45.0%	37.3%	770	bps
Underlying Adjusted Gross Margin(1)	48.9%	37.3%	1,160	bps

Net income(2)	$91,319	$758	$90,561
Underlying Adjusted Net Income(1)	$3,056	$758	$2,298
Underlying Adjusted Net Income Margin(1)	3.9%	1.0%	290	bps

Underlying Adjusted EBITDA(1)	$6,285	$3,523	$2,762
Underlying Adjusted EBITDA Margin(1)	7.9%	4.9%	300	bps
_____________

(1) These are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
(2) Includes an income tax benefit of $89.4 million for the three months ended September 30, 2026, primarily related to the discrete income tax benefit related to the release of the valuation allowance against our net deferred tax assets in the current period.

Revenue decreased 8.6% to $84.6 million, reflecting the impact of strategic exits under Powering Honest Growth and diaper revenue declines, partially offset by continued growth in wipes and personal care products.

Organic Revenue(1) increased 9.2% to $79.3 million, driven by growth in wipes and personal care products, partially offset by a decline in diaper revenue.

Tracked channel consumption(2) for the Company increased 1.3%, compared with 2.1% growth for the comparative categories in the same period. Consumption of our higher-growth, higher-margin wipes and personal care platforms increased 13.2% in aggregate, four times the 3.3% aggregate growth of their comparative categories.

Gross margin was 45.0%, reflecting an increase of 770 bps. This expansion compared to 2025 was primarily driven by favorable supply chain rates, favorable product mix, and improvements related to strategic exits under Powering Honest Growth(3) net of the partial liquidation of the remaining apparel inventory and restructuring expenses. Adjusted Gross Margin(1), calculated by excluding the discrete costs of Powering Honest Growth, was 45.8%, reflecting an increase of 850 bps. Underlying Adjusted Gross Margin(1), calculated by excluding the discrete costs of Powering Honest Growth and the partial liquidation of the remaining apparel inventory was 48.9%, an increase of 1,160 bps.

Operating expenses increased $2.7 million to $36.9 million. The increase in operating expenses was driven by increased marketing investment to support our higher-growth, higher-margin wipes and personal care platforms, partially offset by lower selling, general and administrative expenses primarily due to lower third-party service fees. Adjusted Operating Expenses(1), calculated by excluding the discrete costs of Powering Honest Growth(3), was $36.5 million. Selling, general and administrative expenses as a percentage of revenue increased approximately 50 bps.

Net income increased $90.6 million to $91.3 million. The increase in net income primarily related to the $89.4 million discrete income tax benefit related to the release of the valuation allowance against our net deferred tax assets in the current period and growth in gross profit. Adjusted Net Income(1) excluding the impact of Powering Honest Growth and the discrete income tax benefit was $3.1 million. Underlying Adjusted Net Income(1), calculated as Adjusted Net Income, adjusted to exclude the partial liquidation of the remaining apparel inventory, was $3.1 million, an increase of $2.3 million.

Adjusted EBITDA(1) increased $2.8 million to $6.3 million. Underlying Adjusted EBITDA(1), calculated as Adjusted EBITDA adjusted to exclude the partial liquidation of the remaining apparel inventory, was $6.3 million and Underlying Adjusted EBITDA Margin(1) was 7.9%, an increase of 300 bps.

Balance Sheet and Cash Flow

As of September 30, 2026, the Company had no debt outstanding and $103.0 million in cash and cash equivalents, an increase of $31.5 million, primarily related to inventory reductions, higher net income and proceeds from stock option exercises, partially offset by repurchases of common stock versus the prior year period.

Net cash provided by operating activities was $33.3 million for the nine months ended September 30, 2026, compared to net cash used in operating activities of $4.2 million in the prior year period.

Free Cash Flow(1) was $30.5 million for the nine months ended September 30, 2026, compared to negative Free Cash Flow of $4.5 million in the prior year period.

During the nine months ended September 30, 2026, the Company repurchased approximately 7.2 million shares of its common stock for $25.0 million at a weighted average price of $3.47 per share.
______________

(1) These are non-GAAP financial measures. See tables below under “Use of Non-GAAP Financial Measures” for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
(2) According to Circana, Inc. MULO+ tracked channel consumption data for the 13 weeks ended September 27, 2026 compared to the prior year period. Comparative category growth represents the retail consumption growth of the categories in which the Company competes, weighted by the Company’s consumption dollars in each such category.
(3) Refer to the table below under “Transformation 2.0: Powering Honest Growth” for additional information on costs incurred in connection with Powering Honest Growth for the three months ended September 30, 2026.

Raising Full Year 2026 Financial Outlook

The Company is raising its full year 2026 financial outlook for Revenue, Organic Revenue growth, Adjusted Gross Margin and Adjusted EBITDA.

	Updated	Prior
Revenue	$322 million to $325 million	$319 million to $325 million
Organic Revenue Growth(1)	6% to 7%	5% to 7%
Adjusted Gross Margin(2)	45.5% to 46.5%	Mid 40%s
Adjusted EBITDA(2)	$25.0 million to $26.0 million	$23.0 million to $25.0 million

Our financial outlook reflects assumptions, including current tariff levels and our tariff mitigation measures, which are subject to change given the macroeconomic environment. Additional information on the Company’s strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.
______________

(1) Represents the current outlook for Organic Revenue growth excluding (i) product revenue from our apparel line of $38.5 million in 2025; (ii) revenue from our Honest.com website as a fulfillment center of $35.3 million in 2025; and (iii) revenue from sales to Canadian retailers or channels of $3.4 million in 2025.
(2) We do not provide guidance for the most directly comparable GAAP measures, gross margin and net income, as applicable, and similarly cannot provide a reconciliation between our Adjusted Gross Margin outlook and gross margin and Adjusted EBITDA outlook and net income without unreasonable effort due to the unavailability of reliable estimates for certain components of gross margin and net income, including restructuring-related costs, and interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss third quarter 2026 results is scheduled for today, November 5, 2026, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to the Q3 2026 Earnings Call and you will be provided with dial-in details. A live webcast of the conference call will be available online at: http://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue, Adjusted EBITDA, Organic Revenue and Adjusted Gross Margin outlook for full year 2026 and our growth potential; the implementation of our share repurchase program and any share repurchases thereunder; the durability of the growth in our fastest-growing product platforms; our ability to drive shareholder value in line with our long-term algorithm; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; our ability to successfully implement, execute, and derive benefits from Powering Honest Growth, including transforming Honest into a more strategically focused, financially resilient and profitably built enterprise; our ability to remain profitable, reinvest in our brand, our Transformation Pillars, and accelerate household penetration; our ability to scale efficiently across our categories and grow the Honest Brand and our market share; our ability to accelerate or continue growth in the high-margin categories and to offset declines in other categories; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer demand or behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; the strength of the Honest brand; our tariff mitigation strategy; our pricing, marketing, new product launches, and distribution strategies; and plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 25, 2026, as updated by our Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

Founded in 2012, The Honest Company (Nasdaq: HNST) is on a mission to create personal care that raises the standards of clean and brings joy to each and every moment. By combining thoughtful design with science-based innovation, the Company delivers cleanly-formulated and sustainably-designed personal care products for everyone from babies to adults – showing you don’t have to compromise between performance and peace of mind.

The Honest Standard, the Company’s rigorous set of guiding principles that shape every step of product innovation and development, reflects Honest’s ongoing dedication to safety, transparency and integrity. As a leader in Clean Conscious® products, Honest continues to set a new standard for clean formulations, bringing joy to a community that seeks authenticity, transparency and efficacy in everyday essentials. Honest products are available nationwide at major retailers, including Amazon, Target and Walmart. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contact:
Chris Mandeville
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
media@honest.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Revenue	$84,613	$92,571	$246,015	$283,280
Cost of revenue	46,543	58,082	134,314	173,369
Gross profit	38,070	34,489	111,701	109,911
Operating expenses
Selling, general and administrative	16,619	17,679	49,055	59,072
Marketing	17,724	14,796	46,193	39,617
Restructuring	418	—	641	—
Research and development	2,149	1,701	5,733	5,514
Total operating expenses	36,910	34,176	101,622	104,203
Operating income	1,160	313	10,079	5,708
Interest and other income (expense), net	763	555	2,601	2,370
Income before benefit (provision) for income taxes	1,923	868	12,680	8,078
Income tax benefit (provision)	89,396	(110)	89,284	(195)
Net income	$91,319	$758	$101,964	$7,883
Net income per share attributable to common stockholders:
Basic	$0.84	$0.01	$0.92	$0.07
Diluted	$0.81	$0.01	$0.90	$0.07
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	108,820,109	111,839,451	110,776,950	110,802,832
Diluted	112,478,599	113,709,908	113,052,167	114,115,977

Comprehensive income	$91,319	$758	$101,964	$7,883

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$102,954	$89,581
Accounts receivable, net	44,930	33,761
Inventories	52,501	72,501
Prepaid expenses and other current assets	5,564	6,590
Total current assets	205,949	202,433
Operating lease right-of-use asset	6,467	11,351
Property and equipment, net	7,729	7,477
Goodwill	2,269	2,269
Intangible assets, net	110	162
Deferred tax assets, net	89,426	—
Other assets	733	1,715
Total assets	$312,683	$225,407
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,332	$15,134
Accrued expenses	32,010	35,685
Total current liabilities	48,342	50,819
Long term liabilities
Operating lease liabilities, net of current portion	1,325	4,919
Total liabilities	49,667	55,738
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2026 and December 31, 2025, none issued or outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at September 30, 2026 and December 31, 2025; 116,694,683 and 112,809,637 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	12	11
Treasury stock, at cost, 7,214,231 and 0 shares as of September 30, 2026 and December 31, 2025, respectively	(25,240)	—
Additional paid-in capital	687,158	670,536
Accumulated deficit	(398,914)	(500,878)
Total stockholders’ equity	263,016	169,669
Total liabilities and stockholders’ equity	$312,683	$225,407

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$101,964	$7,883
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,021	2,180
Stock-based compensation	8,622	7,526
Amortization of operating ROU assets	4,884	4,957
Deferred income taxes	(89,426)	—
Other	2,283	2,679
Changes in assets and liabilities:
Accounts receivable, net	(11,262)	437
Inventories	20,070	(10,828)
Prepaid expenses and other assets	(758)	2,747
Accounts payable, accrued expenses and other long-term liabilities	1,776	(15,102)
Deferred revenue	—	(288)
Operating lease liabilities	(6,891)	(6,378)
Net cash provided by (used in) operating activities	33,283	(4,187)
Cash flows from investing activities
Purchases of property and equipment	(2,767)	(263)
Net cash used in investing activities	(2,767)	(263)
Cash flows from financing activities
Repurchase of common stock	(25,143)	—
Proceeds from exercise of stock options	7,892	384
Proceeds from 2021 ESPP	108	85
Payments on finance lease liabilities	—	(1)
Net cash (used in) provided by financing activities	(17,143)	468
Net increase (decrease) in cash and cash equivalents	13,373	(3,982)
Cash and cash equivalents
Beginning of the period	89,581	75,435
End of the period	$102,954	$71,453

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$143	$—

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)

We prepare and present our consolidated financial statements in accordance with GAAP. However, management believes that Organic Revenue, Adjusted EBITDA, Underlying Adjusted EBITDA, Underlying Adjusted EBITDA Margin, Adjusted Gross Margin, Underlying Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Net Income, Adjusted Net Income Margin, Underlying Adjusted Net Income, Underlying Adjusted Net Income Margin and Free Cash Flow, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Organic Revenue as net revenue, adjusted to exclude revenue from exited operations in connection with Powering Honest Growth including: (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; and (3) revenue from sales to Canadian retailers or channels and (4) in certain periods, revenue from other acquisitions, divestitures and product or channel exits.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) executive officer transition expenses; and (7) restructuring-related expenses in connection with Powering Honest Growth. We calculate Underlying Adjusted EBITDA as Adjusted EBITDA, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory. We calculate Underlying Adjusted EBITDA Margin by dividing Underlying Adjusted EBITDA by Organic Revenue.

We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude restructuring expenses in connection with Powering Honest Growth. We calculate Adjusted Net Income as net income, adjusted to exclude restructuring-related expenses in connection with Powering Honest Growth, and the impact of the discrete income tax benefit. We calculate Underlying Adjusted Net Income as Adjusted Net Income, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory.

We calculate Adjusted Gross Margin as gross margin, adjusted to exclude the restructuring-related expenses that are included in cost of revenue in the condensed consolidated statements of comprehensive income in connection with Powering Honest Growth. We calculate Underlying Adjusted Gross Margin as Adjusted Gross Margin, adjusted to exclude tariff refunds and the partial liquidation of the remaining apparel inventory.

We calculate Free Cash Flow as net cash provided by operating activities less capital expenditures. Capital expenditures is equivalent to the amount included in "Purchases of property and equipment" on our condensed consolidated statements of cash flows.

Our non-GAAP financial measures are not required by, or presented in accordance with GAAP. We believe that our non-GAAP financial measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of these non-GAAP measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Additionally, we believe Organic Revenue, Adjusted Gross Margin, Adjusted Operating Expenses and Adjusted Net Income are helpful to our investors as these measures adjust for revenue sources that we exited in connection with Powering Honest Growth. We anticipate disclosing these measures until these costs/exited revenue streams are removed from the comparable prior period and when no additional costs are expected to be incurred in connection with Powering Honest Growth.

Adjusted EBITDA, Underlying Adjusted EBITDA and Underlying Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Underlying Adjusted EBITDA and Underlying Adjusted EBITDA Margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA, Underlying Adjusted EBITDA and Underlying Adjusted EBITDA Margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate these non-GAAP measures in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider these non-GAAP financial measures alongside other financial measures, including our revenue, net income and other results stated in accordance with GAAP.

Reconciliation of Revenue to Organic Revenue

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the three months ended September 30,
(In thousands)	2026	2025
Revenue	$84,613	$92,571
Less revenue from:
Apparel	5,342	10,397
Honest.com	—	8,845
Canada	—	752
Organic Revenue	$79,270	$72,577

Reconciliation of Gross Margin to Adjusted Gross Margin and Underlying Adjusted Gross Margin

The following table presents a reconciliation of gross margin, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Gross Margin and Underlying Adjusted Gross Margin, for each of the periods presented:

	For the three months ended September 30,
(percent of revenue)	2026	2025
Gross margin	45.0%	37.3%
Restructuring-related costs(1)	0.8%	—%
Adjusted Gross Margin	45.8%	37.3%
Apparel liquidation(2)	3.1%	—%
Underlying Adjusted Gross Margin	48.9%	37.3%
______________

(1) Represents restructuring-related expenses that are included in cost of revenue on the condensed consolidated statements of comprehensive income in connection with Powering Honest Growth. Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended September 30, 2026.
(2) Represents the gross margin impact of the $5.3 million recognized in revenue and the $5.3 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory for the three months ended September 30, 2026.

Reconciliation of Operating Expenses to Adjusted Operating Expenses

The following table presents a reconciliation of total operating expenses, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Operating Expenses, for each of the periods presented:

	For the three months ended September 30,
(In thousands)	2026	2025
Total Operating Expenses	$36,910	$34,176
Restructuring costs(1)	418	—
Adjusted Operating Expenses	$36,492	$34,176
______________

(1) Refer to the table above for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended September 30, 2026.

Reconciliation of Net Income to Adjusted EBITDA and Underlying Adjusted EBITDA

The following table presents a reconciliation of net income, the most directly comparable financial measures stated in accordance with GAAP, to Adjusted EBITDA, Underlying Adjusted EBITDA and Underlying Adjusted EBITDA Margin, for each of the periods presented:

	For the three months ended September 30,
(In thousands)	2026	2025
Net income	$91,319	$758
Interest and other (income) expense, net	(763)	(555)
Income tax provision	(89,396)	110
Depreciation and amortization	677	722
Stock-based compensation	3,142	2,399
Securities litigation expense	86	45
Restructuring-related costs(1)	1,133	—
Payroll tax expense related to stock-based compensation	87	44
Adjusted EBITDA	$6,285	$3,523
Apparel liquidation(2)	—	—
Underlying Adjusted EBITDA	$6,285	$3,523

Revenue	$84,613	$92,571
Organic Revenue(3)	$79,270	$72,577

Underlying Adjusted EBITDA Margin	7.9%	4.9%
______________
(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended September 30, 2026.
(2) Represents $5.3 million recognized in revenue and $5.3 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory for the three months ended September 30, 2026.
(3) Refer to the table above for the reconciliation of revenue to Organic Revenue.

Reconciliation of Net Income to Adjusted Net Income and Underlying Adjusted Net Income

The following table presents a reconciliation of net income, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Income, Underlying Adjusted Net Income, Net Income Margin and Underlying Adjusted Net Income Margin for each of the periods presented:

	For the three months ended September 30,
(In thousands)	2026	2025
Net income	$91,319	$758
Restructuring-related costs(1)	1,133	—
Income tax benefit(2)	(89,396)	—
Adjusted Net Income	$3,056	$758
Apparel liquidation(3)	—	—
Underlying Adjusted Net Income	$3,056	$758

Revenue	$84,613	$92,571
Net Income Margin	107.9%	0.8%

Organic Revenue(4)	$79,270	$72,577
Underlying Adjusted Net Income Margin	3.9%	1.0%
______________

(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three months ended September 30, 2026.
(2) Represents the discrete income tax benefit related to the release of the valuation allowance against our net deferred tax assets in the current period.

(3) Represents $5.3 million recognized in revenue and $5.3 million recognized in cost of revenue related to the partial liquidation of the remaining apparel inventory for the three months ended September 30, 2026.
(4) Refer to the table above for the reconciliation of revenue to Organic Revenue.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure stated in accordance with GAAP, to Free Cash Flow, for each of the periods presented:

	For the nine months ended September 30,
(In thousands)	2026	2025
Net cash provided by (used in) operating activities(1)	$33,283	$(4,187)
Capital expenditures(1)	(2,767)	(263)
Free Cash Flow	$30,516	$(4,450)

Net cash used in investing activities	$(2,767)	$(263)
Net cash (used in) provided by financing activities	$(17,143)	$468
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(1) Capital expenditures is equivalent to the amount included in "Purchases of property and equipment" on our condensed consolidated statements of cash flows. Refer to the condensed consolidated statements of cash flows for the nine months ended September 30, 2026 for more information.

Transformation 2.0: Powering Honest Growth

Costs associated with Powering Honest Growth were as follows (in thousands):

For the three months ended September 30, 2026

Cost of Revenue(1)	$715
Restructuring Costs(2)	418
Total Restructuring-Related Costs	$1,133
______________

(1) Represents costs incurred in connection with a warehouse closure for the three months ended September 30, 2026.
(2) Represents restructuring costs for the three months ended September 30, 2026.

In future periods, we may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with Powering Honest Growth.